Exhibit 99.1

Veracyte Announces First Quarter 2025 Financial Results

Strong testing volume growth resulted in total revenue of $114.5 million, an increase of 18%
Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., May 7, 2025 --- Veracyte, Inc. (Nasdaq: VCYT), a leading cancer diagnostics company, today announced financial results for the first quarter ended March 31, 2025.

"We started 2025 with the eleventh consecutive quarter of 20% or more testing volume growth, driven by strong Decipher and Afirma demand,” said Marc Stapley, Veracyte’s chief executive officer. “With solid Q1 results and Decipher now available for metastatic prostate cancer patients, we are well positioned to deliver on our expectations for this year and beyond, especially given our recent successes in advancing our strategic growth drivers. As always, everything we do is in service of patients globally and I look forward to delivering on our vision of transforming cancer care.”

Key Financial Highlights
For the three-month period ended March 31, 2025, as compared to the same period in 2024:
•Increased total revenue by 18% to $114.5 million and testing revenue by 19% to $107.3 million.
•Increased total volume by 22% to 40,655 tests and testing volume by 23% to 38,078 tests.
•Grew Decipher revenue by 33% to $66.6 million and Afirma revenue by 6% to $38.3 million.
•Grew Decipher volume by 37% to approximately 22,600 tests and Afirma volume by 10% to approximately 15,500 tests.
•Increased net income to $7.0 million, or 6.2% of revenue, and delivered adjusted EBITDA of $24.7 million, or 21.6% of revenue.
•Generated $5.4 million of cash from operations to end the quarter with $287.4 million of cash, cash equivalents and short-term investments.
Key Business Highlights
•Launched limited access to Decipher for use in the metastatic population, expanding coverage across the entire risk spectrum of prostate cancer care.
•Demonstrated accuracy of whole-genome sequencing-based minimal residual disease (MRD) testing platform for muscle-invasive bladder cancer at EAU25 with new data presented from the multicenter, interventional TOMBOLA clinical trial.
•Enrolled the first patient into the UMBRELLA trial for patients with pancreatic cancer, sarcoma, colorectal cancer, or NSCLC, utilizing Veracyte’s differentiated data-driven whole genome MRD approach.
•Published analytical validity data for Percepta Nasal Swab in BMC Cancer.
•Presented 18 abstracts focused on Decipher Prostate, Decipher GRID and Decipher Bladder Genomic Classifiers at AUA 2025, the annual meeting of the American Urological Association.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

First Quarter 2025 Financial Results

Total revenue for the first quarter of 2025 was $114.5 million, an increase of 18% compared to $96.8 million reported in the first quarter of 2024. Testing revenue was $107.3 million, an increase of 19% compared to $90.3 million in the first quarter of 2024, driven by our Decipher Prostate and Afirma tests. Product revenue was $3.6 million, an increase of 1% compared to $3.5 million in the first quarter of 2024. Biopharmaceutical and other revenue was $3.6 million, an increase of 19% compared to $3.0 million in the first quarter of 2024.

Total gross margin for the first quarter of 2025 was 69%, compared to 65% in the first quarter of 2024. Non-GAAP gross margin was 72%, compared to 68% in the first quarter of 2024.

Operating expenses were $76.6 million for the first quarter of 2025. Non-GAAP operating expenses grew 14% to $60.5 million compared to $53.0 million in the first quarter of 2024.

Net income for the first quarter of 2025 was $7.0 million, an improvement of 478% compared to the first quarter of 2024, representing 6.2% of revenue compared to (1.9%) in the same period in 2024. Diluted net earnings per common share was $0.09, an improvement of $0.11 compared to the first quarter of 2024. Non-GAAP diluted net earnings per common share was $0.31, an improvement of $0.12 compared to the first quarter of 2024. Net cash provided by operating activities in the first three months of 2025 was $5.4 million, an improvement of $14.3 million compared to the same period in 2024.

Adjusted EBITDA for the first quarter of 2025 was $24.7 million, an improvement of 72% compared to the first quarter of 2024, representing 21.6% of revenue compared to 14.9% of revenue in the same period of 2024.

Update on Marseille Operations

Veracyte has been evaluating its ownership and operations of the company’s French subsidiary, Veracyte SAS, whose business is located in Marseille, France and includes Veracyte’s immune-oncology biopharma business, contract IVD development and manufacturing, and support for Veracyte’s IVD development and manufacturing. Veracyte recently notified Veracyte SAS that, as sole shareholder of Veracyte SAS, it made the decision to no longer fund the French entity. Accordingly, SAS filed a collective proceedings petition with the Marseille Commercial Court shortly thereafter. The filing was recently accepted by the court. We expect the court process to complete by the end of 2025, at which time Veracyte, Inc. would no longer own, or operate, the Marseille facility. With this process, Veracyte remains focused on maintaining customer contract manufacturing and Prosigna supply to minimize patient impact as much as possible. SAS and its financial advisors are working to identify potential buyers for portions of the business, and any sale would be handled by the commercial court as part of the bankruptcy proceedings.

Management will provide further details on this process and its potential impact on Veracyte’s 2025 financial outlook during the conference call this afternoon.

2025 Financial Outlook

The company is reiterating full-year 2025 testing revenue guidance of $470 million to $480 million, or 12% to 15% year-over-year growth. Adjusting for the impact of the paused Envisia test, the guidance implies testing revenue growth of 14% to 16%.

Given strong performance in the first quarter the company is raising guidance for adjusted EBITDA as a percentage of revenue in 2025 to 22.5% from 21.6%.

The company is unable to provide a quantitative reconciliation of expected adjusted EBITDA as a percentage of revenue to the most directly comparable forward-looking GAAP measure without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition-related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/5r4msrbq. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register-conf.media-server.com/register/BIe7f8fbebc894446b9ddc405298fe44e6

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our Marseille, France operations, 2025 financial and operating results; and our intentions with respect to our tests and products, for use in diagnosing and treating diseases, in and outside of the United States. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance,” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies and our facilities in France; the impact of foreign currency fluctuations, volatile interest rates, inflation, the new U.S. administration and turmoil in the global banking and finance system; the ongoing conflict in the Middle East and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2025, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, C2i Genomics, and Afirma are registered trademarks of Veracyte, Inc., and its subsidiaries in the U.S. and selected countries.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of revenue, non-GAAP net income, and non-GAAP earnings per share (EPS) and non-GAAP weighted average shares outstanding. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information and the reconciliation between these presentations. See “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Testing revenue	$107,309	$90,303
Product revenue	3,580	3,537
Biopharmaceutical and other revenue	3,584	3,004
Total revenue	114,473	96,844

Cost of revenue: (1)
Cost of testing revenue	28,260	25,979
Cost of product revenue	1,422	2,644
Cost of biopharmaceutical and other revenue	2,698	2,838
Intangible asset amortization - cost of revenue	2,585	2,915
Total cost of revenue	34,965	34,376
Gross profit	79,508	62,468
Operating expenses: (1)
Research and development	17,720	15,965
Selling and marketing	24,454	23,782
General and administrative	33,808	26,210
Impairment of long-lived assets	—	429
Intangible asset amortization - operating expenses	622	738
Total operating expenses	76,604	67,124
Income (loss) from operations	2,904	(4,656)
Other income, net	4,524	2,748
Income (loss) before income taxes	7,428	(1,908)
Income tax provision (benefit)	381	(44)
Net income (loss)	$7,047	$(1,864)
Earnings (loss) per share:
Basic	$0.09	$(0.02)
Diluted	$0.09	$(0.02)
Shares used to compute earnings (loss) per common share:
Basic	78,028,254	74,759,789
Diluted	80,056,024	74,759,789

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended March 31,
	2025	2024
Cost of revenue	$520	$487
Research and development	2,066	1,763
Selling and marketing	1,958	1,093
General and administrative	6,414	4,676
Total stock-based compensation expense	$10,958	$8,019

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$7,047	$(1,864)
Other comprehensive income (loss):
Change in currency translation adjustments	7,449	(4,889)

Net comprehensive income (loss)	$14,496	$(6,753)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2025	2024
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$186,120	$239,087
Short-term investments	101,235	50,354
Accounts receivable	53,781	46,525
Supplies and inventory	24,254	21,750
Prepaid expenses and other current assets	17,762	14,551
Total current assets	383,152	372,267
Property, plant and equipment, net	22,529	22,953
Right-of-use assets, operating leases	47,624	48,189
Intangible assets, net	99,094	102,301
Goodwill	754,272	745,800
Restricted cash	1,645	1,544
Other assets	7,095	6,981
Total assets	$1,315,411	$1,300,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,709	$8,634
Accrued liabilities	35,928	43,826
Current portion of deferred revenue	1,712	1,673
Current portion of acquisition-related contingent consideration	14,360	16,981
Current portion of operating lease liabilities	7,409	7,500
Current portion of other liabilities	7	19
Total current liabilities	75,125	78,633
Deferred tax liabilities	1,242	1,227
Acquisition-related contingent consideration, net of current portion	570	561
Operating lease liabilities, net of current portion	43,092	43,237
Other liabilities	446	411
Total liabilities	120,475	124,069
Total stockholders’ equity	1,194,936	1,175,966
Total liabilities and stockholders’ equity	$1,315,411	$1,300,035

1. The condensed consolidated balance sheet at December 31, 2024 has been derived from the audited financial statements at that date included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income (loss)	$7,047	$(1,864)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,362	5,590
Loss on disposal of property, plant and equipment	—	30
Stock-based compensation	10,958	8,019
Deferred income taxes	15	(120)
Noncash lease expense	904	1,139
Revaluation of acquisition-related contingent consideration	(1,954)	5
Effect of foreign currency on operations	(1,585)	637
Impairment loss	—	429
Changes in operating assets and liabilities:
Accounts receivable	(7,053)	(6,459)
Supplies and inventory	(2,298)	(2,303)
Prepaid expenses and other current assets	(2,928)	(2,738)
Other assets	(760)	259
Operating lease liabilities	(577)	(1,053)
Accounts payable	7,120	(1,544)
Accrued liabilities and deferred revenue	(8,889)	(8,993)
Net cash provided by (used in) operating activities	5,362	(8,966)
Investing activities
Acquisition of C2i, net of cash acquired	—	5,012
Purchase of short-term investments	(49,999)	—
Purchases of property, plant and equipment	(1,819)	(2,134)
Net cash (used in) provided by investing activities	(51,818)	2,878
Financing activities
Payment of taxes on vested restricted stock units	(9,451)	(3,832)
Proceeds from the exercise of common stock options and employee stock purchases	2,967	2,968
Net cash used in financing activities	(6,484)	(864)
Decrease in cash, cash equivalents and restricted cash	(52,940)	(6,952)
Effect of foreign currency on cash, cash equivalents and restricted cash	74	(108)
Net decrease in cash, cash equivalents and restricted cash	(52,866)	(7,060)
Cash, cash equivalents and restricted cash at beginning of period	240,631	217,330
Cash, cash equivalents and restricted cash at end of period	$187,765	$210,270

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$186,120	$239,087
Restricted cash	1,645	1,544
Total cash, cash equivalents and restricted cash	$187,765	$240,631

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Reconciliation of Non-GAAP Cost of Revenue:
GAAP cost of testing revenue	$28,260	$25,979
Stock-based compensation expense	(446)	(390)
Acquisition related expenses (1)	—	(60)
Other adjustments (2)	—	(6)
Non-GAAP cost of testing revenue	$27,814	$25,523

GAAP cost of product revenue	1,422	2,644
Stock-based compensation expense	(1)	(1)
Acquisition related expenses (1)	—	—
Other adjustments (2)	—	—
Non-GAAP cost of product revenue	$1,421	$2,643

GAAP cost of biopharmaceutical and other revenue	2,698	2,838
Stock-based compensation expense	(73)	(96)
Acquisition related expenses (1)	—	—
Other adjustments (2)	—	—
Non-GAAP cost of biopharmaceutical and other revenue	$2,625	$2,742

Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$79,508	$62,468
GAAP Gross Margin	69.5%	64.5%
Amortization of intangible assets	2,585	2,915
Stock-based compensation expense	520	487
Acquisition related expenses (1)	—	60
Other adjustments (2)	—	6
Non-GAAP Gross Profit	$82,613	$65,936
Non-GAAP Gross Margin	72.2%	68.1%

1.Includes transaction-related expenses. For the three months ended March 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics.
2.For the three months ended March 31, 2024, adjustments include expense related to restructuring costs associated with portfolio prioritization.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$17,720	$15,965
Stock-based compensation expense	(2,066)	(1,763)
Acquisition related expenses (1)	—	(420)
Other adjustments (2)	—	(278)
Non-GAAP research and development	$15,654	$13,504

GAAP sales and marketing	$24,454	$23,782
Stock-based compensation expense	(1,958)	(1,093)
Acquisition related expenses (1)	—	(124)
Other adjustments (2)	—	(900)
Non-GAAP sales and marketing	$22,496	$21,665

GAAP general and administrative	$33,808	$26,210
Stock-based compensation expense	(6,414)	(4,676)
Acquisition related expenses (1)	(1,352)	(3,469)
Other adjustments (2)	(3,694)	(266)
Non-GAAP general and administrative	$22,348	$17,799

GAAP total operating expenses	$76,604	$67,124
Amortization of intangible assets	(622)	(738)
Stock-based compensation expense	(10,438)	(7,532)
Acquisition related expenses (1)	(1,352)	(4,442)
Other adjustments (2)	(3,694)	(1,444)
Non-GAAP total operating expenses	$60,498	$52,968

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended March 31, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.3 million). For the three months ended March 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics.
2.For the three months ended March 31, 2025, adjustments primarily include expense related to Veracyte SAS investment review ($3.8 million), partially offset by adjustments related to restructuring costs ($0.1 million). For the three months ended March 31, 2024, adjustment includes $1.4 million expense related to restructuring costs associated with portfolio prioritization.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$7,047	$(1,864)
GAAP Net Income (Loss) as a % of Revenue	6.2%	(1.9%)
Amortization of intangible assets	3,207	3,653
Depreciation expense	2,155	1,937
Stock-based compensation expense	10,958	8,019
Acquisition related expenses (1)	1,352	4,502
Other expense (income), net (2)	(2,976)	(3,262)
Other adjustments (3)	2,591	1,450
Income tax expense (benefit)	381	(44)
Adjusted EBITDA	$24,715	$14,391
Adjusted EBITDA as a % of Revenue	21.6%	14.9%

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$7,047	$(1,864)
Amortization of intangible assets	3,207	3,653
Stock-based compensation expense	10,958	8,019
Acquisition related expenses (1)	1,352	4,502
Other adjustments (3)	2,591	1,450
Tax adjustments (4)	(679)	(1,132)
Non-GAAP Net Income	$24,476	$14,628

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$0.09	$(0.02)
Amortization of intangible assets	0.04	0.05
Stock-based compensation expense	0.14	0.11
Acquisition related expenses (1)	0.02	0.06
Other adjustments (3)	0.03	0.02
Tax adjustments (4)	(0.01)	(0.02)
Rounding and impact of dilutive shares	—	(0.01)
Diluted earnings per share, non-GAAP	$0.31	$0.19

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	80,056,024	74,759,789
Dilutive effect of equity awards (5)	—	1,117,286
Diluted, non-GAAP	80,056,024	75,877,075

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended March 31, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.3 million). For the three months ended March 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics.
2.Includes interest income and income related to research tax credits.
3.For the three months ended March 31, 2025, adjustments primarily include expense related to Veracyte SAS site investment review ($3.8 million), partially offset by adjustments related to restructuring costs ($0.1 million) and the exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($1.1 million). For the three months ended March 31, 2024, adjustment includes $1.4 million expenses related to restructuring costs associated with portfolio prioritization.
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and non-GAAP net (loss) income is positive, non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Shayla Gorman
investors@veracyte.com
619-393-1545

Media:
Tracy Morris
media@veracyte.com
650-380-4413